EXHIBIT 99.1

Wave Systems Announces New Licensing Agreement with STMicroelectronics for Additional PC Security Software

Trusted Platform Module (TPM) Solutions Target Asia Pacific OEMs / ODMs to Meet Increasing Customer Demand

Lee, MA (June 20, 2006) - Wave Systems Corp. (NASDAQ: WAVX) today announced that STMicroelectronics (NYSE: STM) has enhanced its existing license agreement with Wave Systems with the addition of a license for a new suite of EMBASSY® security software from Wave Systems for bundling and distribution with ST’s Trusted Computing Group (TCG) 1.2 TPM Solution for personal computers. Under the agreement, Wave receives a per-unit royalty (similar to Wave’s existing PC OEM agreements) based on ST’s shipment volumes of products equipped with this new suite of Wave’s EMBASSY® security software technology. This royalty would be in addition to the per-unit royalty currently paid to Wave for distribution of the original Embassy security software licensed under the companies’ existing Master Software License and Distribution Agreement. The contract does not provide for guaranteed minimum or maximum shipped quantities or royalties.

The new software suite includes capabilities for multi-factor authentication, data protection and ID/Password management that, when bundled with Wave Systems’ Embassy Trust Suite capabilities already licensed for distribution by ST, offer wide-ranging desktop security capabilities for the customer. The new solution is based on ST’s latest SOC — ST19WP18 - combined with the software stack (BIOS and Windows® drivers, Trusted Computing Group Software Stack, and Wave EMBASSY® Security Center and TCG Cryptographic Service Provider) and delivers an off-the-shelf TCG-enabled security solution for desktop and laptop PCs.

“Our TPM sales are accelerating in the Asia Pacific market, and our customers are demanding a turn-key solution. Our new agreement with Wave Systems allows ST to provide a more complete solution, up to the applications level, for multifactor authentication-data protection as well as basic TPM capabilities from the existing license agreement, such as TPM management with Wave’s Embassy Security Center (ESC),” said Vincent Cousin, Manager, Digital Secure Access Business Unit, STMicroelectronics Taiwan. “We see a growing market and adoption of the TPM throughout Asia and expect our ability to sell Wave’s solution to help our position in the marketplace.”

“Wave believes the OEM  (Original Equipment Manufacturer) and ODM (Original Design Manufacturer) channels will be important in the long-term for the distribution of our value-added software solutions and that ST’s distribution of higher value solutions for biometrics, key management, data encryption and pin/password management will increase Wave’s reach to the customer base in the APAC region. We are pleased that STMicroelectronics is taking a leadership role in providing more alternatives to their channels,” said Brian Berger, executive vice president of marketing and sales, Wave Systems. “We believe this is another important demonstration of the extensive capabilities Wave can offer to address client and server security needs, particularly in areas where there are heightened concerns over lost or stolen PC’s containing proprietary data.”

More information about STMicroelectronics products is available through www.st.com.

More information about Wave’s EMBASSY Trust Suite products is available through www.wave.com/products/ets.html.

About Wave Systems

Consumers and businesses are demanding a computing environment that is more trusted, private, safe and secure. Wave is a leader in delivering trusted computing applications and services with advanced products, infrastructure and solutions across multiple trusted platforms from a variety of vendors. Wave holds a portfolio of significant fundamental patents in security and e-commerce applications and employs some of the world’s leading security systems architects and engineers. For more information about Wave, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control. Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

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Media:	Investors:
Michael Schultz/Katie Potter	David Collins, Annette Wynter
Schwartz Communications, Inc.	Jaffoni & Collins
781-684-0770	212-835-8500
wave@schwartz-pr.com	wavx@jcir.com